Exhibit 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 1999 (except with respect to the matter discussed in Note 2(a) to the consolidated financial statements as to which the date is April 5, 1999) included in Protection One, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                                     /s/ Arthur Andersen


Dallas, Texas
April 27, 1999